By-Laws

                                       of

                        ILLINOIS CENTRAL RAILROAD COMPANY

                                    ARTICLE I

                                     Offices

          SECTION 1. Registered Office and Agent. The corporation shall maintain in the State of Illinois a registered office and a registered agent whose business office is identical with such registered office.

          SECTION 2. Other Offices. The corporation shall have its principal business office at such location within or without the State of Illinois as the Board of Directors may from time to time determine. The corporation may have other offices within or without the State of Illinois.


                                   ARTICLE II

                     Meetings of Shareholders; Shareholders'
                           Consent in Lieu of Meeting


          SECTION 1. Annual Meeting. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Illinois, and at such date and hour, as shall be designated by the Board of Directors.

          SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called.

          SECTION 3. Notice of Meetings. Unless waived in writing by the shareholder of record or unless such shareholder is represented thereat in person or by proxy, each shareholder of record shall be given written notice of each meeting of shareholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given at least ten days but not more than 60 days before the date fixed for such meeting, or, in the case of a meeting for the purpose of acting upon a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, at least twenty but not more than 60 days before the date fixed for such meeting.


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          SECTION 4.  Quorum.  At each meeting of  shareholders,  the holders of record of a majority of the issued and outstanding share of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION 5. Voting. Except as otherwise provided in the Articles of Incorporation, at every meeting of shareholders each holder of record of the issued and outstanding shares of the Corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share held by such shareholder. Shares of the Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly. At all meetings of shareholders, a quorum being present, all matters shall be decided by majority vote of the shares entitled to vote thereat, except as otherwise required by the laws of the State of Illinois. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of shareholders and entitled to vote thereat or so directed by the chairman of the meeting or required by the laws of the State of Illinois, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

          SECTION 6. Shareholders' Consent in Lieu of Meeting. Any corporate action requiring a vote of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of shareholders' meetings and if such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not so consented in writing.

                                   ARTICLE III

                               Board of Directors

     SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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          SECTION 2. Number and Term of Holding Office.  The number of directors which shall constitute the whole Board of Directors shall be such number not fewer than one nor more than ten as shall from time to time be fixed by the Board of Directors or the shareholders. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 3. Organization and Order of Business. At each meeting of the Board of Directors, any director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of his absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. Removal of Directors. Except as provided by law, any director may be removed, either with or without cause, at any time by vote of a majority of the shareholders of the Corporation entitled to vote in the election of directors.

          SECTION 6. Vacancies. Any vacancy in the Board of Directors, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the shareholders of the Corporation at the next annual meeting or any special meeting called for the purpose.

          SECTION 7. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Illinois as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

          SECTION 8.  Meetings.

                   (A) Annual Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.



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                   (B) Other Meetings.  Other meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the President of the Corporation.

          SECTION 9. Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 10. Quorum and Manner of Acting. Except as provided by law, the Articles of Incorporation or these By-Laws, a majority of the directors then in office shall be necessary at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

          SECTION 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

          SECTION 12. Meetings by Telephone, etc. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          SECTION 13. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board of Directors or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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          SECTION 14. Committees.  The Board of Directors,  by resolution passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees, which shall in each case consist of such number of directors, not fewer than two, and shall have and may exercise such powers as the Board may by resolution determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Illinois, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.


                                   ARTICLE IV

                                    Officers

          SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. Any two or more offices may be held by the same person. Each such officer shall be elected by the Board of Directors at its initial organization meeting and thereafter at its annual meeting and shall hold office until the next succeeding annual meeting of the Board and until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided.

          The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers, one or more Assistant Controllers, and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

          A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

          All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

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          SECTION 2. The President. The President of the Corporation, subject to the direction of the Board of Directors, shall be the chief executive officer of the Corporation, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees and may assign such duties to the other officers of the Corporation as he deems appropriate. Also, the President may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

          SECTION 3. Vice Presidents. Each Vice President shall have such powers and perform such duties as the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

          SECTION 4. Treasurer. The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation and its books of account, and be responsible therefor and for the receipt and disbursement thereof.

          SECTION 5. Secretary. The Secretary of the Corporation shall keep the records of all meetings of the shareholders and the Board of Directors. The Secretary shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records. Also, the Secretary may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

          SECTION 6. Controller. The Controller shall be the chief accounting officer of the corporation and shall maintain adequate records of all assets, liabilities and transactions of the corporation; he shall establish and maintain internal accounting control in cooperation with the independent public accountants selected by the Board. He shall have such further powers and duties as may be conferred upon him from time to time by the President.


                                    ARTICLE V

                             Documents and Deposits

          SECTION 1. Execution of Documents. The President, any Vice President, the Treasurer, the Controller or the Secretary of the Corporation may execute for the corporation certificates for its shares (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and he or she may (without previous authorization by the board of

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directors) execute such contracts and other instruments and vote shares owned or held by the Corporation as the conduct of the corporation's business in its ordinary course requires, and he or she may accomplish such execution in each case either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The President, any Vice President, the Treasurer, the Controller or the Secretary of the Corporation may delegate the authority to execute any contracts, deeds, mortgages, bonds or other instruments to be made or executed for or on behalf of the Corporation to others under his or her supervision, subject to any restrictions imposed by the Board of Directors or the President. Any such delegation of power shall not relieve the aforementioned officers of responsibility with respect to the exercise of such delegated power.

          SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board.


                                   ARTICLE VI

                                Books and Records

          The books and records of the Corporation may be kept at such places within or without the State of Illinois as the Board of Directors may from time to time determine.


                                   ARTICLE VII

                                      Seal

          The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word "Illinois" and figures representing the year of its incorporation.


                                  ARTICLE VIII

                                 Indemnification

          SECTION 1. Indemnification of Directors and Officers. The corporation shall, to the fullest extent to which it is empowered to do so by the Illinois Business Corporation Act of 1983 or any other applicable laws as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of

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the fact that he or she is or was a director or officer of the  corporation,  or that he or she is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          SECTION 2.  Contract  with the  Corporation.  The  provisions  of this
Article 8 shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this
Article is in effect, and any repeal or modification of this Article 8 shall not affect any rights or obligations hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          SECTION 3. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article 8 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors; provided, however, that to the extent that such employee or agent has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he or she was made a party by reason of the fact that he or she is or was an employee or agent acting in the above-described capacity, or in defense of any claim, issue or matter therein, the corporation shall indemnify such employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          SECTION 4. Other Rights of Indemnification. The indemnification provided or permitted by this Article 8 shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                   ARTICLE IX

                            Shares and Their Transfer

          SECTION 1. Certificates of Shares. Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or it in the Corporation and designating the class to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or

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certificates  shall have been delivered by the Corporation,  such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

          SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

          SECTION 4. Lost, Destroyed or Mutilated Certificate. In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                    ARTICLE X

                                   Amendments

          These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the shareholders entitled to vote thereon at any annual or special meeting thereof or by the board of directors.



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